SEABOARD CORPORATION
                 9000 West 67th Street
             Shawnee Mission, Kansas 66202

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 26, 2004

     Notice  is  hereby  given  that  the  2004  Annual
Meeting  of  Stockholders  of Seaboard  Corporation,  a
Delaware  corporation, will be  held  at  the  Sheraton
Newton    Hotel,   320   Washington   Street,   Newton,
Massachusetts, on Monday, April 26, 2004, commencing at
9 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

     1. To elect five directors to hold office until the 2005 annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To consider and act upon ratification and approval of the selection of KPMG LLP as the independent auditors of our Company for the year ending December 31, 2004;

     3.   To   consider  and  act  upon  a  stockholder
          proposal,  if introduced at the  meeting,  as
          described    in   the   accompanying    proxy
          statement; and

     4. To transact such other business as properly may come before the meeting.

     Our Board of Directors has fixed the close of business on Monday, March 8, 2004, as the record date for determination of the stockholders entitled to notice of, and to vote at, the annual meeting.

     If you do not expect to attend the annual meeting in person, please sign, date and return the enclosed proxy in the enclosed addressed envelope.

                              By  order of the Board of
                              Directors,


                              /s/ David M. Becker
                              David M. Becker,
                              Vice  President,  General
                              Counsel and  Secretary
March 12, 2004

                 SEABOARD CORPORATION
                 9000 West 67th Street
            Shawnee Mission, Kansas  66202

                    PROXY STATEMENT
            ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 26, 2004

                                         March 12, 2004
Date, Time and Place of the Meeting

  This  proxy statement is furnished in connection with
the  solicitation  of proxies for  use  at  the  annual
meeting of stockholders of Seaboard Corporation  to  be
held  on Monday, April 26, 2004, commencing at 9  a.m.,
local  time,  and  at  any  adjournment  thereof.   The
meeting is called for the purposes set forth in the foregoing Notice of Annual Meeting, and will be held at the Sheraton Newton Hotel, 320 Washington Street,
Newton, Massachusetts.

Stockholders Entitled to Vote at the Meeting

  Stockholders  of record as of the close  of  business
on the March 8, 2004 record date are entitled to notice
of,  and  to  vote at, the annual meeting  and  at  any
adjournment  thereof.   Our  Company  had  1,255,053.90
shares of common stock, $1.00 par value, outstanding and entitled to vote as of the record date. Each such share of common stock is entitled to one vote on each matter properly to come before the annual meeting.
This proxy statement and the enclosed form of proxy were first sent or given to stockholders on or about
March 12, 2004.

Quorum Requirement

  A  quorum  of  stockholders is necessary  to  hold  a
valid meeting.  A majority of our outstanding shares of
common  stock  on  the record date, or 627,527  shares,
will  be  needed to establish a quorum for  the  annual
meeting.   Votes  cast at the annual  meeting  will  be
tabulated   by  persons  duly  appointed  to   act   as
inspectors  of  election  and  voting  for  the  annual
meeting.   The inspectors of election and  voting  will
treat  shares  represented by  a  properly  signed  and
returned  proxy  as present at the annual  meeting  for
purposes  of  determining a quorum, without  regard  to
whether  the  proxy  is marked as  casting  a  vote  or
abstaining.  Likewise, the inspectors will treat shares
of  stock represented by "broker non-votes" as  present
for purposes of determining a quorum.  Broker non-votes
are  proxies with respect to shares held in record name
by  brokers  or nominees, as to which (i)  instructions
have  not  been received from the beneficial owners  or
persons  entitled to vote, (ii) the broker  or  nominee
does   not   have  discretionary  voting  power   under
applicable national securities exchange rules or the instrument under which it serves in such capacity, and
(iii) the record holder has indicated on the proxy card or otherwise notified our Company that it does not have authority to vote such shares on that matter.

Attending the Meeting and Voting in Person

  If  you plan to attend the annual meeting and vote in
person,  we  will  give you a ballot when  you  arrive.
However,  if your shares are held in the name  of  your
broker, bank or other nominee (commonly referred to  as
being held in "street" name), proof of ownership may be
required  for  you to be admitted to  the  meeting.   A
recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Voting by Proxy

  Our  Board  of Directors solicits your proxy  in  the
form  enclosed  for  use at the  annual  meeting.   Any
stockholder  giving a proxy in the  enclosed  form  may
revoke  it  at  any  time before it  is  exercised.   A
stockholder  may revoke his or her proxy by  delivering
to  the  Secretary of our Company a written  notice  of
revocation  or  a duly executed proxy bearing  a  later
date, or by attending the meeting and voting in person.
A  completed and signed proxy in the enclosed form,  if
received  in time for voting and not revoked,  will  be
voted  at  the  annual meeting in accordance  with  the
instructions of the stockholder.  Where a stockholder's
voting  instructions  are  not  specified,  the  shares
represented  by  the  proxy will  be  voted  "for"  the
election  of  the nominees for director listed  herein,
"for" ratification of the selection of KPMG LLP as  our
independent   auditors  for  2004  and  "against"   the
stockholder proposal described herein that  would  urge
our Board to require that an independent director serve
as Chair of our Board.  Our Board of Directors does not
know  of  any matters that will be brought  before  the
meeting  other than those referred to in the Notice  of
Annual  Meeting.  However, if any other matter properly
comes  before  the  meeting, it is  intended  that  the
persons  named in the enclosed form of proxy, or  their
substitutes acting thereunder, will vote on such matter
in  accordance with their discretion and judgment.   If
your  shares  of common stock are held in street  name,
you will receive instructions from your broker, bank or
other  nominee  that you must follow in order  to  have
your  shares voted.  Our Company will bear all expenses
in   connection  with  the  solicitation  of   proxies,
including preparing, assembling, and mailing this proxy
statement.   After the initial mailing  of  this  proxy
statement, proxies may be solicited by mail, telephone,
facsimile  transmission  or  personally  by  directors,
officers,   employees  or  agents   of   our   Company.
Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses will be paid by our Company.

Vote Required

  A   favorable  plurality  of  votes  cast  (a  number
greater  than  those cast for any other candidates)  is
necessary  to elect members of our Board of  Directors.
Accordingly, abstentions or broker non-votes as to  the
election  of directors will not affect the election  of
the  candidates receiving the plurality of votes.   The
remaining  proposals  set  forth  herein  require   the
affirmative vote of the majority of the shares present at the meeting. Shares represented by broker non-votes as to such matters are treated as not being present for the purposes of such matters, while abstentions as to such matters are treated as being present but not voting in the affirmative. Accordingly, the effect of broker non-votes is only to reduce the number of shares considered to be present for the consideration of such matters, while abstentions will have the same effect as votes against the matter.


                PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information as of January 31, 2004 (unless otherwise indicated) regarding the beneficial ownership of our Company's common stock by each person known to us to own beneficially 5% or more of our Company's common stock.
Unless otherwise indicated, all beneficial ownership consists of sole voting and sole investment power. Our
Company is a "controlled corporation," as defined in the rules of the American Stock Exchange, because more than 50 percent of the voting power of our Company is owned by Seaboard Flour LLC.

       Name and Address                Amount and Nature of    Percent
      of Beneficial Owner              Beneficial Ownership    of Class

     Seaboard Flour LLC(1)                 887,634.90            70.7%
     822 Boylston Street
     Suite 301
     Chestnut Hill, MA 02467

     Dimensional Fund Advisors Inc.(2)      81,840.00             6.5
     1299 Ocean Avenue
     11th Floor
     Santa Monica, CA 90401

(1)Mr.  H.  Harry  Bresky,  President  and   Chief
   Executive  Officer of our Company, and  other  members
   of  the  Bresky family, including trusts  created  for
   their    benefit,   beneficially   own   approximately
   99.5  percent  of the common units of  Seaboard  Flour
   LLC  (formerly  Seaboard Flour Corporation).   Mr.  H.
   Harry   Bresky   may  be  deemed  to   have   indirect
   beneficial  ownership  of our Company's  common  stock
   held  by  Seaboard  Flour  LLC.   Except  for  certain
   annuities  that  may be received from certain  of  the
   Bresky   family  trusts,  Mr.  Bresky  disclaims   any
   beneficial  ownership  of  these  common  units.    In
   addition to the shares shown as being owned by Seaboard Flour LLC, Mr. H. Harry Bresky and other members of the Bresky family beneficially own a total of 37,105 shares, or 3.0 percent, of our Company's common stock.

(2)Beneficial  ownership  information   concerning
   Dimensional Fund Advisors Inc. was obtained  from  its
   Schedule  13G  report filed with  the  Securities  and
   Exchange  Commission on February 6,  2004.   According
   to that report, Dimensional Fund Advisors furnishes investment advice to four investment companies and serves as investment manager to certain other trusts and accounts which own these securities. Dimensional
   Fund Advisors has disclaimed beneficial ownership of the shares shown as being owned by it.

      SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

  The  following  table sets forth certain  information
as   of  January  31,  2004  regarding  the  beneficial
ownership of our Company's common stock by each of our directors and director nominees, each of our executive officers named in the Summary Compensation Table on page 7 and all of our directors and executive officers as a group.

         Name of                       Amount and Nature of    Percent
     Beneficial Owner                  Beneficial Ownership    of Class

     H. Harry Bresky                      897,495.90 (1)(2)      71.5%
     Joe E. Rodrigues                         200                 *
     David A. Adamsen                          20                 *
     Douglas W. Baena                         100                 *
     Kevin M. Kennedy                          15                 *
     Steven J. Bresky                       2,538                 *
     Robert L. Steer                          250                 *
     John Lynch                                55                 *
     All  directors & executive officers  900,673.90 (1)         71.8
     as a group (15 persons)

(1)The shares reported include 887,634.90 shares of
   our  Company's common stock that may be attributed  to
   Mr.  H.  Harry  Bresky  by  virtue  of  his  ownership
   interest  in Seaboard Flour LLC, as described  in  the
   Principal    Stockholders    section    above,     and
   4,250  shares of our Company's common stock  that  may
   be  attributed  to him as co-trustee  of  the  "Bresky
   Foundation" trust.  Approximately 99.5 percent of  the
   common units of Seaboard Flour LLC are held by Mr.  H.
   Harry  Bresky or in various trusts for the benefit  of
   Mr.   Bresky's  spouse  and/or  other  Bresky   family
   members.   Except for certain annuities  that  may  be
   received from certain of these trusts, Mr. Bresky disclaims any beneficial ownership of these common units.

(2)These   shares   exclude   5,285   shares,   or
   0.4  percent  of  the  class, held  by  Mr.  H.  Harry
   Bresky's  wife, and annuities that may be received  by
   her  from  certain  of  the  trusts  referred  to   in
   footnote (1) above, as to which Mr. Bresky disclaims any beneficial ownership.

 * Less than one percent.

            ITEM 1:  ELECTION OF DIRECTORS

  Our  Board  of  Directors has  fixed  the  number  of
directors at five.  Unless otherwise specified, proxies
will be voted in favor of the election as directors  of
the  following five persons for a term of one year  and
until their successors are elected and qualified.
                                                                       Director
 Name           Age    Principal Occupations and Positions              Since

H. Harry Bresky  78  Director, Chairman of the Board, President          1959
                     and Chief Executive Officer (since 2001),
                     President (from 1967-2001), Seaboard
                     Corporation; Manager, Seaboard Flour LLC
                     (since 2002); President (1987-2002),
                     Treasurer (1973-2002), Seaboard Flour
                     Corporation.

Joe E. Rodrigues 67  Director, former Executive Vice President and       1990
                     Treasurer (retired 2001), Seaboard Corporation.

David A. Adamsen 52  Director and Member of Audit Committee, Seaboard    1995
                     Corporation; Vice President-Group General
                     Manager, Northeast Region (since 2001), Vice
                     President-Sales and Marketing, Northeast
                     Region (1999-2001), Vice President of Special
                     Projects (1998-1999), Dean Foods Company, a dairy specialty-food processor and distributor.

Douglas W. Baena 61  Director and Member of Audit Committee, Seaboard    2001
                     Corporation; Chief Executive Officer (since 1997),
                     CreditAmerica, Inc., venture capital company;
                     Chief Executive Officer (1999-2001), Ameristar
                     Capital Corporation, financial services company.

Kevin M. Kennedy 44  Director and Member of Audit Committee,             2003
                     Seaboard Corporation; President and Chief
                     Investment Officer (since 2001), Great Circle
                     Management LLC, a private equity fund;
                     Managing Director (Head Marine Financing)
                     (1999-2001), Vice President (Head of Marine
                     Financing) (1997-1999), GE Capital Services
                     Structured Finance Group, Inc., a provider of structured financial products.

  Mr.  H.  Harry Bresky is the father of Mr. Steven  J.
Bresky,   our   Senior  Vice  President,  International
Operations.     There    are   no    arrangements    or
understandings between any nominee and any other person pursuant to which such nominee was nominated.

  In  case  any  person  or persons  named  herein  for
election as directors are not available for election at
the  annual  meeting,  proxies  may  be  voted  for   a
substitute     nominee      or     nominees     (unless
the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld), as well as for the balance of those named herein. Management has no reason to believe that any of the nominees for the election as director will be unavailable.

  Our Board of Directors recommends that you vote for the election as directors of the five persons listed above.


   MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board

  Our  Board  of Directors held six meetings in  fiscal
2003,  two  of  which were telephonic meetings.   Other
actions  of  our  Board  of  Directors  were  taken  by
unanimous  written  consent as needed.   Each  director
attended more than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

  Our  Company  does  not  have  any  policy  requiring
directors  to  attend our Company's annual  meeting  of
stockholders,  although, generally, the directors  have
attended  our Company's annual stockholders'  meetings.
Five   directors  attended  the  2003  annual  meeting,
including the director who was first elected to our Board at that meeting. The director not standing for re-election at the 2003 annual meeting did not attend the meeting.

Committees of the Board

  Our  Company's Board of Directors has established  an
Audit   Committee.   Members  of  the  Audit  Committee
currently  are David A. Adamsen, Douglas W.  Baena  and
Kevin  M.  Kennedy.   The Audit Committee  selects  and
retains  independent auditors and assists the Board  in
its   oversight  of  the  integrity  of  our  Company's
financial statements, including the performance of  our
independent  auditors  in their  audit  of  our  annual
financial  statements.  The Audit Committee meets  with
management  and  the  independent auditors  as  may  be
required.  The independent auditors have full and  free
access  to the Audit Committee without the presence  of
management.  Our Board of Directors has determined that
Kevin  M.  Kennedy  is  an "audit  committee  financial
expert"  and is "independent," each within the  meaning
of  the  rules  and regulations of the  Securities  and
Exchange  Commission.  Mr. Kennedy became  a  financial
expert  through his experiences in obtaining a  Masters
Degree in Business Administration, and in working as  a
bank  officer for Bank of New York, where he  conducted
financial   analysis  and  managed  a  corporate   loan
portfolio,  as  an  officer  for  GE  Capital  Services
Structured Finance Group, Inc., where he supervised the
financial   analysis   of   potential   customers   and
structured  complex transactions, and as President  and
Chief  Investment Officer of Great Circle Capital  LLC,
where  he  is  a  member  of the management  committee,
responsible for financial reporting of a private equity
fund.   The Audit Committee held six meetings in fiscal
2003, four of which were telephonic meetings.

  Our   Company   has  no  nominating  or  compensation
committees, or committees performing similar functions.
Our Board of Directors believes it is not necessary  to
have a separate
nominating  committee  because  of the low turnover  of
Board of Director seats and  because the entire   Board
of  Directors  participates   in   the consideration of
director nominees.

Compensation of Directors

  Each non-employee director receives $7,500 quarterly and an additional $2,000 per quarter for service on the Audit Committee of the Board. The Chairman of the
Audit Committee also receives an additional $1,000 per quarter.


     EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The  following  table shows all compensation  earned,
during  the  fiscal  years  indicated,  by  the   Chief
Executive Officer and the four other highest paid executive officers of our Company (the "Named Executive
Officers") for such period in all capacities in which they have served:

                                   SUMMARY COMPENSATION TABLE
                                      Annual Compensation
  Name                                               Other (3)         (4)
  and                              (1)        (2)      Annual      All Other
Principal                        Salary      Bonus  Compensation  Compensation
Position                 Year      ($)        ($)       ($)            ($)

H. Harry Bresky          2003    945,000    800,000     24,223        28,127
President                2002    900,000    800,000     27,051        23,949
Chief Executive Officer  2001    800,000    800,000     27,053        14,948

Steven J. Bresky         2003    397,000    300,000      2,977        17,820
Senior Vice President,   2002    379,000    300,000          -        19,927
International Operations 2001    345,539    300,000          -        15,796

Robert L. Steer          2003    397,000    300,000          -        20,755
Senior Vice President,   2002    379,000    300,000          -        20,163
Treasurer and            2001    344,577    300,000          -        16,517
Chief Financial Officer

John Lynch               2003    356,600    125,000     22,765         6,000
President, Seaboard      2002    340,100    200,000     28,502         5,100
Marine Ltd.              2001    335,677    200,000     32,534         5,100

Rodney K. Brenneman(5)   2003    325,900    200,000      3,779        12,000
President, Seaboard      2002    310,727    200,000      4,189        11,100
Farms, Inc.              2001    249,583    200,000      5,810         5,100

(1)Salary includes amounts deferred at the election of the Named Executive Officers under our Company's
   401(k) retirement savings plan and under our Company's
   Investment Option Plan described below under  "Benefit
   Plans."

(2)Reflects  bonus  earned  for  each  fiscal  year
   presented and includes compensation reduced at the election of the Named Executive Officers under our Company's Investment Option Plan described below under
   "Benefit Plans."

(3)Other Annual Compensation represents benefits earned under the Supplemental Executive Benefit Plan described below under "Benefit Plans." In addition, for J. Lynch, the amount includes imputed taxable interest of $6,103, $10,102 and $17,449 for 2003, 2002 and 2001, respectively, on the employee loan described under "Compensation Committee Interlocks and Insider
   Participation."

(4)All  Other Compensation represents our  Company's
   contributions  to our 401(k) retirement  savings  plan
   and  Investment  Option Plan on behalf  of  the  Named
   Executive Officers.  The amounts for fiscal 2003 are as
   follows: (i) 401(k) retirement savings plan: H. Bresky
   $6,000,  S. Bresky $6,000, R. Steer $5,593,  J.  Lynch
   $6,000  and  R. Brenneman $6,000; and (ii)  Investment
   Option Plan: H. Bresky $22,127, S. Bresky $11,820,  R.
   Steer $17,820 and R. Brenneman $6,000.  The amounts for
   fiscal  2002  are  as follows: (i)  401(k)  retirement
   savings  plan: H. Bresky $5,100, S. Bresky $4,495,  R.
   Steer $5,001, J. Lynch $5,100 and R. Brenneman $5,100;
   and (ii) Investment Option Plan: H. Bresky $18,849, S.
   Bresky  $15,432,  R. Steer $15,162  and  R.  Brenneman
   $6,000.   The amounts for fiscal 2001 are as  follows:
   (i)  401(k) retirement savings plan: H. Bresky $5,100,
   S. Bresky $4,714, R. Steer $4,775, J. Lynch $5,100 and
   R.  Brenneman $5,100; and (ii) Investment Option Plan:
   H.  Bresky  $9,848,  S. Bresky $11,082  and  R.  Steer
   $11,742.   Excludes  perquisites and  other  benefits,
   unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the Named Executive Officer.

(5)Mr. Brenneman was promoted to President of Seaboard Farms, Inc. in June, 2001.


                     BENEFIT PLANS

Executive Retirement Plan

  The  Seaboard  Corporation Executive Retirement  Plan
(the  "Executive Retirement Plan") provides  retirement
benefits  for  a  select  group  of  our  officers  and
managers,   including  the  Named  Executive  Officers.
Effective  January  1,  1997, the Executive  Retirement
Plan  provides that participants will accrue a  benefit
in  an amount equal to 2.5 percent of the final average
remuneration  (salary plus bonus)  of  the  participant
multiplied  by the participant's years of service  from
January  1, 1997.  This amount will be reduced  by  the
amount  such participant has accrued under the Seaboard
Corporation  Pension Plan (described below).   Benefits
under  the Executive Retirement Plan are unfunded.   As
of  December  31,  2003,  all of  the  Named  Executive
Officers  were fully vested as defined in the Executive
Retirement  Plan.   Payment of Plan benefits  begin  at
normal   retirement.   In  the  case   of   a   married
participant,  the  benefit  is  paid  pursuant   to   a
"50  Percent Joint and Survivor Annuity."   This  means
the  participant will receive a monthly annuity benefit
for  his/her lifetime and an eligible surviving  spouse
will receive a lifetime annuity equal to 50 percent  of
the  participant's benefit.  The payment of the benefit
for  an  unmarried participant is pursuant to a "Single
Life  Annuity."  The Plan allows for optional forms  of
payment
under   certain   circumstances.    The   table   below
shows annual benefits by remuneration and years of service beginning with fiscal 1997.


                   EXECUTIVE RETIREMENT PLAN TABLE
                YEARS OF SERVICE FROM JANUARY 1, 1997

     REMUNERATION     15       20       25       30       35
     $ 125,000     28,800   38,300   47,800   57,500   67,000
     $ 150,000     33,800   45,000   56,300   67,500   78,800
     $ 175,000     38,800   51,800   64,800   77,700   90,600
     $ 200,000     43,900   58,500   73,200   87,800  102,400
     $ 225,000     53,300   71,000   88,800  106,600  124,300
     $ 250,000     62,700   83,500  104,500  125,300  146,200
     $ 300,000     81,400  108,500  135,700  162,800  189,900
     $ 400,000    118,900  158,500  198,200  237,800  277,400
     $ 450,000    137,700  183,500  229,500  275,300  321,200
     $ 500,000    156,400  208,500  260,700  312,800  364,900

Frozen Executive Retirement Plan Benefit

  Mr.  H.  Bresky is 100 percent vested in an Executive
Retirement Plan, frozen effective December 31, 1996, in
which he has accrued an annual benefit of $22,500  upon
his retirement.  Under this Plan, the automatic form of
benefit payment is pursuant to a "Ten-year Certain  and
Continuous  Annuity."   This  means  Mr.  Bresky   will
receive a monthly annuity benefit for his lifetime and, if Mr. Bresky dies while in the ten-year certain period, the balance of the ten-year benefit will be paid to his designated beneficiary. If Mr. Bresky dies while employed by our Company or after retirement, but before the commencement of benefits, monthly payments would be made to Mr. Bresky's beneficiary in the form of a 100 percent joint and survivor benefit. The Plan allows for optional forms of payment under certain circumstances.

Seaboard Corporation Pension Plan

  The  Seaboard  Corporation Pension Plan ("the  Plan")
provides defined benefits for its domestic salaried and
clerical  employees  upon  retirement.   Beginning   in
fiscal  1997,  each  of the individuals  named  in  the
Summary  Compensation Table participates in this  Plan.
Benefits  under this Plan generally are based upon  the
number  of years of service and a percentage  of  final
average  remuneration (salary plus bonus),  subject  to
limitation  under  applicable  federal  law.    As   of
December  31, 2003, all of the Named Executive Officers
were  fully vested, as defined in the Plan.  Under  the
Plan, the benefit payment for a married participant  is
pursuant  to a "50 Percent Joint and Survivor Annuity."
This  means  the  participant will  receive  a  monthly
annuity  benefit for his/her lifetime and  an  eligible
surviving spouse will receive a lifetime annuity  equal
to  50  percent  of  the  participant's  benefit.   The
payment of the benefit for an unmarried participant  is
pursuant  to a "Single Life Annuity."  The Plan  allows
for   optional   forms   of   payment   under   certain
circumstances.   The  table  below  shows  benefits  by
remuneration and years of service.

                          PENSION PLAN TABLE
                YEARS OF SERVICE FROM JANUARY 1, 1997

     REMUNERATION     15       20       25       30       35
     $ 125,000     18,100   24,200   30,300   36,300   42,400
     $ 150,000     22,500   30,000   37,500   45,000   52,500
     $ 175,000     26,800   35,700   44,600   53,600   62,500
     $ 200,000     31,100   41,500   51,800   62,200   72,600
     $ 225,000     31,100   41,500   51,800   62,200   72,600
     $ 250,000     31,100   41,500   51,800   62,200   72,600
     $ 300,000     31,100   41,500   51,800   62,200   72,600
     $ 400,000     31,100   41,500   51,800   62,200   72,600
     $ 450,000     31,100   41,500   51,800   62,200   72,600
     $ 500,000     31,100   41,500   51,800   62,200   72,600

Frozen Retirement Plan

  Each  of  the Named Executive Officers in the Summary
Compensation  Table  is  100  percent  vested  under  a
particular  defined  benefit plan that  was  frozen  at
December    31,    1993.    A   definitive    actuarial
determination of the benefit amounts was made in  1995.
The   annual  amounts  payable  upon  retirement  after
attaining age 62 under this predecessor defined benefit
plan  are as follows:  H. Bresky, $120,108; S.  Bresky,
$32,796;  R.  Steer,  $15,490; J. Lynch,  $25,872;  and
R.  Brenneman $6,540.  Under this Plan, the payment  of
the benefit for a married participant is pursuant to  a
"Ten-year Certain and Continuous Annuity."  This  means
the participant would receive a monthly annuity benefit
for his/her lifetime and, if the participant dies while
in the ten- year certain period, the balance of the ten-
year  benefit  would  be  paid  to  his/her  designated
beneficiary.   The  payment  of  the  benefit  for   an
unmarried  participant is pursuant to  a  "Single  Life
Annuity."   If the participant dies while  employed  by
our   Company  or  after  retirement,  but  before  the
commencement  of  benefits, monthly payments  would  be
made to the participant's beneficiary in the form of  a
100  percent  joint  and survivor  benefit.   The  Plan
allows for optional forms of payment under certain circumstances.

Supplemental Retirement Plans

  The  Supplemental Executive Benefit Plan provides for
discretionary  investment options under the  Investment
Option Plan (described below) and for cash compensation
payable to J. Lynch and R. Brenneman in 2003, 2002  and
2001   in  an  amount  equal  to  3  percent   of   the
participant's   annual  compensation   in   excess   of
$200,000. Additionally, the cash compensation amounts paid pursuant to this plan are grossed up to cover
100 percent of a participant's estimated income tax liability on the benefit. The amounts of benefits payable, including the gross up for taxes, under the Supplemental Executive Benefit Plan is reported in the Summary Compensation Table above.

  In  addition  to  the  Supplemental Executive Benefit
Plan, our Company has agreed to provide a supplementary
pension  benefit to Mr. H. Bresky.  Mr.  H.  Bresky  is
entitled  to receive a supplementary annual pension  in
the  amount of $410,088 per year.  Under this Plan, the
benefit payment is pursuant to a "Ten-year Certain  and
Continuous  Annuity."   This  means  Mr.  Bresky
will receive a monthly annuity benefit for his lifetime
and,  if  Mr.  Bresky  dies  while  in   the   ten-year
certain  period, the  balance  of the  ten-year benefit
will   be  paid  to  his  designated   beneficiary.  If
Mr. Bresky  dies while employed by our Company or after
retirement,  but  before  the commencement of benefits,
monthly   payments   would   be  made  to  Mr. Bresky's
beneficiary  for  a period of  ten  years.  Under these
plans,  payment   of   benefits  commences   with   the
executive's retirement  from  our Company.

Investment Option Plan

  The Investment Option Plan allows executives to reduce their compensation in exchange for options to buy shares of certain mutual funds and/or pooled separate accounts. In addition, our Company may grant discretionary investment options under the Investment
Option Plan, which do not require a reduction to executive compensation. The exercise price for each investment option is established based upon the fair market value of the underlying investment on the date of grant.

Executive Deferred Compensation Plan

  The  Executive  Deferred Compensation  Plan  requires
the deferral of salary and bonus on a pre-tax basis for
executives  whose compensation exceeds $1 million,  the
maximum   allowable  deductible  amount  under  Section
162(m) of the Code.

  None    of    the   benefits   payable   under    the
aforementioned plans contain an offset for social security benefits.


     REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE
                     COMPENSATION

  The  following information is to provide stockholders
and other interested parties with a clear understanding
of   our   Company's  philosophy  regarding   executive
compensation and to provide insight behind fundamental compensation decisions.

  Our    Company   maintains   the   philosophy    that
determination   of  compensation  for   its   executive
officers  by the Board of Directors is primarily  based
upon  a recognition that these officers are responsible
for  implementing  our  Company's  long-term  strategic
objectives.   Our Company's goals with respect  to  its
executive compensation policies described below are to attract and retain top executive employees.

  Base   compensation,  increases  thereto,  and  bonus
compensation for executive officers as presented in the Summary Compensation Table herein are determined by the following factors:

     Competitive compensation ranges at or above the average of a select group of comparable companies in an independent market assessment which included peer group analysis and comparison of national survey data. As most of the peer group companies offer their executives long-term stock incentives, in addition to base and bonus compensation, while Seaboard does not, our Board also considers this factor in its compensation decisions. This peer group is comprised of comparable sized firms in the food processing and grain industries. While this group contains some of the same firms listed in the peer group index in the total return graphs herein, it is not identical.

     The diversity and complexity of our Company's businesses.

     Compensation decisions for the Chief Executive
     Officer and other executive officers are not principally based on Company performance.

  As Chief Executive Officer, Mr. H. Bresky's base compensation and bonus are also determined based on a survey of the select group of firms referenced above.
An analysis of the data presented in this survey shows that the typical total cash compensation for Chief
Executive Officers of these entities is comparable to the base compensation and bonus paid to Mr. H. Bresky.

  Discretionary   bonuses   for   executive   officers,
including  the Chief Executive Officer, may not  exceed
100 percent of each executive's base compensation.

  Pursuant  to  Section 162(m) of the Internal  Revenue
Code, compensation in excess of $1 million paid to  Mr.
H.  Bresky is not deductible by our Company.  Our Board
of  Directors  has  considered the  effect  of  Section
162(m)  of  the  Code  on  the Corporation's  executive
compensation.  As such, to assure that our Company does
not lose deductions for compensation paid, the Board of
Directors   has   adopted   the   Executive    Deferred
Compensation   Plan  described  above,  requiring   the
executive to defer receipt of any compensation in excess of $1 million that is not deductible. In 2003, 2002 and 2001, no deferral was required as Mr. Bresky elected under the Investment Option Plan to reduce his compensation below $1 million.

  The foregoing report has been furnished by the Board of Directors:

  H. Harry Bresky     Joe E. Rodrigues   David A. Adamsen

  Douglas W. Baena    Kevin M. Kennedy


                  COMPANY PERFORMANCE

  The  Securities  and Exchange Commission  requires  a
five-year  comparison  of  stock  performance  for  our
Company with that of an appropriate broad equity market
index and similar industry index.  Our Company's common
stock is traded on the American Stock Exchange, and one
appropriate  comparison  is  with  the  American  Stock
Exchange Market Value Index performance.  Because there
is   no   single   industry  index  to  compare   stock
performance,  the companies comprising  the  Dow  Jones
Food and Marine Transportation Industry indices were chosen as the second comparison.

  The following graph shows a five-year comparison of cumulative total return for our Company, the American
Stock Exchange Market Value Index and the companies comprising the Dow Jones Food and Marine Transportation
Industry indices weighted by market capitalization for the five fiscal years commencing December 31, 1998, and ending December 31, 2003. The information presented in the performance graph is historical in nature and is not intended to represent or guarantee future returns.

       COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
     AMONG SEABOARD CORPORATION, THE AMEX MARKET VALUE
          (U.S. & FOREIGN) INDEX AND A PEER GROUP

     The graph depicts data points below.

     * $100 invested on 12/31/98 in stock or index-including reinvestment of dividends.

  The comparison of cumulative total returns presented in the above graph was plotted using the following index values and common stock price values:

                       12/31/98  12/31/99  12/31/00  12/31/01 12/31/02 12/31/03

  Seaboard Corporation  $100.00    $46.21    $37.32    $73.54   $58.77   $69.36
  AMEX Market Value     $100.00   $169.96   $141.55   $122.47  $103.02  $144.90
  (U.S. & Foreign)
  Peer Group            $100.00    $80.98    $90.68    $94.23   $93.89  $101.30



     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Our   Board   of   Directors  has   no   compensation
committee. Mr. H. Bresky is a member of the Board of Directors of our Company and participates in decisions by the Board regarding executive compensation.

  On  February  2, 2000, our Company loaned  Mr.  Lynch
$400,000  to  purchase  his  primary  residence.    The
promissory note is payable on demand, bears no interest
and  is  secured  by  a  mortgage  on  the  home.    In
accordance  with Internal Revenue Service  regulations,
Mr.  Lynch's annual compensation includes an amount for
imputed   interest,   as  reported   in   the   Summary
Compensation Table above.

  Upon  Mr.  Rodrigues' retirement  as  Executive  Vice
President  and Treasurer in February 2001, our  Company
entered  into a consulting agreement with Mr. Rodrigues
for   various  services  related  to  certain  of   our
Company's foreign investments.  During 2003,  2002  and
2001, our Company paid Mr. Rodrigues $-0-, $10,000  and
$82,000,   respectively,  for   consulting   fees   and
reimbursed    him   $6,708,   $6,935    and    $35,479,
respectively, for out-of-pocket expenses. Also, during 2003, 2002 and 2001, our Company paid Mr. Rodrigues
$442,780,  $431,992  and $365,532, respectively,  under
various retirement plans.

  Seaboard Flour LLC maintains a deposit with our Company to pay for any miscellaneous operating expenses incurred by our Company on behalf of Seaboard Flour.
The largest amount of on deposit during 2003 was $39,999 on January 25, 2003. As of December 31, 2003,
our Company owed Seaboard Flour $14,939.

  During  2002,  our Company consummated a  transaction
with  its  parent company, Seaboard Flour LLC, pursuant
to which our Company effectively repurchased 232,414.85
shares of its common stock owned by Seaboard Flour.  As
a  part  of the transaction, Seaboard Flour transferred
to  our Company rights to receive possible future  cash
payments  from  a subsidiary of Seaboard  Flour,  based
primarily  on  the future sale of real estate  and  the
benefit of other assets owned by that subsidiary.   The
right  to  receive such payments expires September  17,
2007.  To the extent our Company receives cash payments
in  the future as a result of those transferred rights,
our  Company has agreed to issue shares of  our  common
stock  to Seaboard Flour, based on a share price  equal
to  the  ten day rolling average closing price  of  our
shares, determined as of the twentieth day prior to the
issue  date.   The  maximum number  of  shares  of  our
Company's  common stock that may be issued to  Seaboard
Flour under this transaction is capped and cannot exceed the number of shares which were purchased from Seaboard Flour. As of December 31, 2003, our Company had not received any cash payments from the subsidiary of Seaboard Flour.

           ITEM 2:  SELECTION OF INDEPENDENT AUDITORS

  The Audit Committee of our Board of Directors has selected the independent certified public accounting firm of KPMG LLP as our Company's independent auditors to audit the books, records and accounts of our Company for the year ending December 31, 2004. Stockholders will have an opportunity to vote at the annual meeting on whether to ratify the Audit Committee decision in this regard. Our Company has been advised by KPMG LLP that neither it nor any member or associate has any relationship with our Company or with any of its affiliates other than as independent accountants and auditors.

  Submission   of  the  selection  of  the  independent
auditors to the stockholders for ratification will not limit the authority of the Audit Committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.
Submission to the stockholders of the selection of independent auditors is not required by our Company's bylaws.

  A representative of KPMG LLP is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  Our Board of Directors recommends that you vote for approval of the selection of KPMG LLP.

Independent Auditors' Fees

  The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our Company's annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG LLP during such years.

            Type of Fee            2003        2002

          Audit Fees (1)         $622,124    $498,233
          Audit-Related Fees (2)  191,527      51,904
          Tax Fees (3)            195,717     284,584
          All Other Fees (4)        1,503       5,670

(1)Audit  Fees,  including  those  for  statutory
   audits, include the aggregate fees paid by us during 2003 and 2002 for professional services rendered by KPMG LLP for the audit of our annual financial statements and the review of financial statements included in our quarterly reports on Form 10-Q.

(2)Audit Related Fees include the aggregate fees
   paid  by  us  during 2003 and 2002 for assurance  and
   related  services  by  KPMG LLP that  are  reasonably
   related to the performance of the audit or review  of
   our  financial statements and not included  in  Audit
   Fees, including employee benefit plan audits and,  in
   2003,   work   related   to  Section   404   of   the
   Sarbanes-Oxley Act of 2002.

(3)Tax Fees include the aggregate fees paid by  us
   during   2003  and  2002  for  professional  services
   rendered by KPMG LLP for tax compliance, tax advice and tax planning, including IRS audit support and transfer pricing studies.

(4)All Other Fees represent miscellaneous services performed in certain foreign countries.

Pre-Approval of Audit and Permissible Non-Audit Services

  The  Audit Committee has established a policy to pre-
approve  all audit and permissible non-audit  services.
Prior to the engagement of the independent auditor, the
Audit  Committee pre-approves the services by  category
of service.  Fees are estimated and the Audit Committee
requires  the  independent auditor  and  management  to
report  actual  fees as compared to  budgeted  fees  by
category of service.  The Audit Committee has delegated
pre-approval authority to the Audit Committee  chairman
for    engagements   of   less   than   $25,000.    For
informational purposes only, any pre-approval decisions
made  by  the Audit Committee chairman are reported  at
the  Audit  Committee's  next scheduled  meeting.   The
percentage of audit-related fees, tax fees and all other fees that were approved by the Audit Committee for fiscal 2003 is 99.6 percent of the total fees incurred.

Audit Committee Report to Stockholders

  The Audit Committee of our Company is comprised of three directors who are "independent," as defined by the American Stock Exchange, and operates under a written charter. In February 2004, the Audit Committee and the Board approved a new Audit Committee charter, which is attached hereto as Appendix A.

  The   Audit   Committee  has  reviewed  the   audited
financial statements for fiscal year 2003 and discussed them with management and with the independent auditors, KPMG LLP. The Audit Committee also discussed with KPMG
LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit
Committees," as amended.

  The   Audit   Committee  has  received  the   written
disclosures   and  the  letter  from  the   independent
auditors  required  by  Independence  Standards   Board
Standard  No. 1, "Independence Discussions  with  Audit
Committees,"  as amended, and have discussed  with  the
independent  auditors  their independence.   The  Audit
Committee has concluded that the independent auditors currently meet applicable independence standards.

  The  Audit  Committee  has reviewed  the  independent
auditors'  fees  for audit and non-audit  services  for
fiscal  year  2003.   The  Audit  Committee  considered
whether such non-audit services are compatible with maintaining independent auditor independence and has concluded that they are compatible at this time.

  Based   on   its  review  of  the  audited  financial
statements and the various discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Company's Annual Report on Form 10-K for the year ended December 31, 2003.

  The   foregoing  has  been  furnished  by  the  Audit
Committee:

   David A. Adamsen (chair)     Douglas W. Baena       Kevin M. Kennedy


   ITEM 3:  STOCKHOLDER PROPOSAL FOR INDEPENDENT DIRECTOR
              TO SERVE AS CHAIR OF THE BOARD

Stockholder Proposal

  Sierra  Club, 311 California Street, Suite  510,  San
Francisco, California  94104, which owns 19  shares  of
our  Company's common stock, proposes the  adoption  of
the   following  resolution,  and  has  furnished   the
following statement in support of its proposal:

     RESOLVED,  that  the shareholders  of  Seaboard
     Corporation   urge  the  Board  to   take   the
     necessary steps to require that an independent director who is not nor was formerly the chief executive of the Company serve as Chair of the Board.

  Supporting   Statement:   The  Board's   ability   to
scrutinize  management plans may be  reduced  when  the
Board  Chair  is  also  the  chief  architect  of   the
management  plan  in  his  or  her  capacity  as  chief
executive officer.  By requiring that the Chair  be  an
independent Director, the Board may be able to bring to
bear  more  critical review of basic management  plans.
We  at the Sierra Club believe such critical review  is
especially important at Seaboard Corporation because of
its   exposure  to  environmental  and  public   health
liability.

  Shareholders  are concerned that our  Company  raises
hogs,  using practices that typically involve routinely
feeding  antibiotics  to  healthy  animals.   There  is
growing concern in the scientific and medical community
about   the   increasing  resistance  of  bacteria   to
antibiotics  that are medically important  for  humans.
The   Union  of  Concerned  Scientists  estimates  that
70 percent of antibiotics in the U.S. are fed to healthy livestock to promote growth and to compensate for unsanitary conditions. Some antibiotics used in meat production are also used in human medicine.
(Clinical Infectious Diseases, June 1, 2002).

  We  believe  that consumers are becoming increasingly
alarmed  by widespread industry use of antibiotics.   A
nationwide survey by Synovate in spring 2003 showed that 74 percent of those polled - regardless of age, education, income level and region - are concerned about the presence of antibiotics in meat production.
http://www.organicconsumers.org/foodsafety/beef052903.c
fm.

  We  believe  that such consumer pressure has  reached
the  management of our Company's competitors. According
to   PBS  Frontline,  Tyson  Foods,  Perdue  Farms  and
Foster  Farms  recently  declared  their  intention  to
greatly reduce the amount of antibiotics fed to healthy
chickens. http://www.pbs.org/wgbh/pages/frontline/shows
/meat/safe.  Whereas, "Fast food  giant  McDonalds  has
banned  some U.S. meat suppliers from feeding livestock
antibiotic growth  promoters, following concerns  about
the  drugs' impact on  human  health," and  we  believe
that  our Company   may   be   indirectly  affected  by
that well-publicized development  regarding  antibiotic
use  in  the   meat   industry,  we  believe  that   an
independent    director   is   better   positioned   to
evaluate risks associated with environmental liability.
http://www.theage.com.au/articles/2003/06/19/
1055828440561.html.

  The   Company   incurs  risk  if  its  products   are
determined  to  be  contaminated or  cause  illness  or
injury.   This risk includes (i) cost of, and  negative
consumer  reaction  associated with, adverse  publicity
and  product  recalls; (ii) exposure to  related  civil
litigation;   and   (iii)   regulatory   administrative
penalties, which can include injunctive relief and other civil remedies, including plant closings.

  We   believe  that  these  environmental  liabilities
count  as  some  of  the  more  conspicuous,  difficult
challenges the Board must oversee.  We think that  such
a Board should be led by someone distinctly independent
of   any  plan  and  implementation  to  address  these
challenges.

  Numerous    scholars   have   called   for    greater
distinction between directors and management.

  For these reasons, we urge you to vote FOR this proposal.

Company Response To Stockholder Proposal

  It is the Company's belief that the Board's ability to scrutinize management plans is not reduced by the fact that the Chair of the Board is not an independent director. This is especially the case with respect to our Company, where Mr. H. Harry Bresky, our Chairman of the Board, is such a large stockholder.

  It   is   our  Company's  belief  that  the  use   of
anti-microbials, when used judiciously, are a  valuable
practice to maintain a healthy herd.  Our Company's use
of  antibiotics is under the direction of two full-time
staff  veterinarians  and numerous  outside  consulting
veterinarians.  By strictly following label  directions
regarding  withdrawal  periods,  and  increasing  those
withdrawal   periods  in  many  cases,  no   detectable
antibiotic  residue is present in any of our  Company's
pork products.  In fact, our Company guarantees, in its
marketing  of  pork,  that  its  products  contain   no
antibiotic residues.

  The   pork   industry,  along  with  all  of   animal
agriculture,   continues   to   study   the   use    of
anti-microbials in animal agriculture and any  possible
cause/effect  relation  with drug  resistant  bacteria.
Our  Company  supports the Federal  Interagency  Public
Health Action Plan, the development of species-specific
judicious-use  guidelines by  the  American  Veterinary
Medical  Association, the National  Pork  Board's  Pork
Quality   Assurance  Program  and  the  National   Pork
Producer Council's Anti-Microbial Working Group.

  In  the past, the Sierra Club stated that by removing
antibiotics  from the diets of pigs, our  Company  will
attract  the  loyalty of health-conscious consumers  by
producing   and   sourcing   livestock   without    the
non-therapeutic  use  of  antibiotics.    Our   Company
believes   that   it   has  earned   the   loyalty   of
health-conscious consumers by exercising care in the utilization of antibiotics and by guaranteeing that no antibiotic residues remain in its pork products.

  Seaboard's  Board of Directors believes it  would  be
at   a  competitive  disadvantage  if  it  changed  its
practices with respect to the use of antibiotics because of increased death losses and associated herd health problems.

  For  the  foregoing reasons, your Board of  Directors
recommends  a  vote  AGAINST  the  adoption   of   this
stockholder proposal.


                     OTHER MATTERS

  The  notice  of meeting provides for the election  of
Directors,  the selection of independent  auditors  and
for  the  transaction of such other business, including
consideration  of  a  stockholder  proposal,   as   may
properly come before the meeting. As of the date of this proxy statement, our Board of Directors does not intend to present to the meeting any other business, and, except for the stockholder's proposal, it has not been informed of any business intended to be presented by others. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will take action and vote proxies, in accordance with their judgment of such matters.

  Action may be taken on the business to be transacted at the meeting on the date specified in the notice of meeting or on any date or dates to which such meeting may be adjourned.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based  solely  on a review of the copies  of  reports
furnished  to  our Company and written  representations
that  no  other  reports  were  required,  our  Company
believes  that  during  fiscal  2003  all  reports   of
ownership   required  under  Section   16(a)   of   the
Securities Exchange Act of 1934 for Directors and executive officers of our Company and beneficial owners of more than 10 percent of our Company's common stock have been timely filed, except that Kevin Kennedy was late in filing a Form 4, reporting his purchase of 15 shares in November 2003.

                 STOCKHOLDER PROPOSALS

  It  is  anticipated that the 2005 annual  meeting  of
stockholders  will  be held on  April  25,  2005.   Any
stockholder  who intends to present a proposal  at  the
2005  annual meeting must deliver the proposal  to  our
Company  at  9000  West 67th Street,  Shawnee  Mission,
Kansas  66202,  Attention:  David  M.  Becker  by   the
applicable deadline below:

       If the stockholder proposal is intended for inclusion in our Company's proxy materials for that meeting, our Company must receive the proposal no event later than November 12, 2004. Such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

       If the stockholder proposal is to be presented without inclusion in our Company's proxy materials for that meeting, our Company must receive the proposal no event later than January 26, 2005.

  Proxies solicited in connection with the 2005  annual
meeting  of  stockholders will confer on the  appointed
proxies  discretionary  voting  authority  to  vote  on
stockholder  proposals  that  are  not  presented   for
inclusion  in the proxy materials unless the  proposing
stockholder  notifies our Company by January  26,  2005
that such proposal will be made at the meeting.

  Our  Board  of Directors does not provide  a  process
for  stockholders to send communications to  the  Board
because  it  believes that the process available  under
applicable federal securities laws for stockholders  to
submit   proposals  for  consideration  at  the  annual
meeting is adequate.

                 FINANCIAL STATEMENTS

  The  consolidated financial statements of our Company
for  the  fiscal year ended December 31, 2003, together
with  corresponding  consolidated financial  statements
for  the  fiscal  year  ended December  31,  2002,  are
contained  in  the  Annual Report which  is  mailed  to
stockholders  with  this proxy statement.   The  Annual
Report is not to be regarded as proxy solicitation material.

                ADDITIONAL INFORMATION

  Any   stockholder  desiring  additional   information
about  our Company and its operations may, upon written
request,  obtain a copy of our Company's Annual  Report
to  the Securities and Exchange Commission on Form 10-K
without   charge.   Requests  should  be  directed   to
Shareholder Relations, Seaboard Corporation, 9000  West
67th  Street,  Shawnee  Mission,  Kansas  66202.    Our
Company's Annual Report to the Securities and  Exchange
Commission on Form 10-K is also available on our Company's Internet website at www.seaboardcorp.com.

            HOUSEHOLDING OF PROXY MATERIALS

  The  Securities and Exchange Commission  has  adopted
rules   that   permit   companies  and   intermediaries
(including    brokers)   to   satisfy   the    delivery
requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

  This  year, a number of brokers with account  holders
who   are   stockholders  of   our   Company   may   be
"householding"  our proxy materials.   A  single  proxy
statement  may  be  delivered to multiple  stockholders
sharing  an  address unless contrary instructions  have
been received from the affected stockholders.  Once you
have  received notice from your broker that it will  be
"householding"   communications   to   your    address,
"householding"  will continue until  you  are  notified
otherwise  or until you notify your broker or  us  that
you  no  longer  wish to participate in "householding."
If,  at any time, you no longer wish to participate  in
"householding" and would prefer to receive  a  separate
proxy statement and annual report in the future you may
(1) notify your broker, (2) direct your written request
to:  Shareholder Relations, Seaboard Corporation,  9000
West  67th  Street, Shawnee Mission, Kansas  66202,  or
(3)  contact  Shareholder Relations at (913)  676-8800.
Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

                     APPENDIX A

                 Seaboard Corporation
    Charter of the Audit Committee of the Board of
                       Directors

I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

          Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

          Be responsible for the appointment, compensation, retention and oversight of the Company's auditors, including resolution of disagreements between management and the auditors regarding financial reporting.

          Monitor the independence and performance of the Company's independent auditors and internal auditing department.

          Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit    Committee   members   shall   meet    the
     requirements of the American Stock Exchange.   The
     Audit  Committee shall be comprised  of  three  or
     more directors as determined by the Board, each of
     whom  shall be an independent director, free  from
     any  relationship  that would interfere  with  the
     exercise of his or her independent judgment.   All
     members of the Committee shall be able to read and
     understand    fundamental   financial   statements
     including   a  company's  balance  sheet,   income
     statement  and cash flow statement, and  at  least
     one  member  of the Committee shall be financially
     sophisticated,  in  that  he  or  she   has   past
     employment  experience in finance  or  accounting,
     requisite     professional    certification     in
     accounting, or any other comparable experience  or
     background   which  results  in  the  individual's
     financial   sophistication,  including   but   not
     limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities.

                     APPENDIX A

     Audit Committee members shall be appointed by  the
     Board.   If  an  audit  committee  Chair  is   not
     designated   or  present,  the  members   of   the
     Committee may designate a Chair by majority vote of the Committee membership.

     The  Committee  shall  meet at  least  four  times
     annually,  either in person or telephonically,  or
     more  frequently  as circumstances  dictate.   The
     Audit Committee Chair shall prepare and/or approve
     an   agenda  in  advance  of  each  meeting.   The
     Committee   should  meet  privately  in  executive
     session  at  least annually with  management,  the
     director of the internal auditing department,  the
     independent  auditors,  and  as  a  committee   to
     discuss any matters that the Committee or each  of
     these  groups  believe should  be  discussed.   In
     addition,  the Committee, should communicate  with
     management and the independent auditors  quarterly
     to  review the Company's financial statements  and
     significant  findings  based  upon  the   auditors
     limited review procedures.

III. Audit Committee Responsibilities and Duties

     Review Procedures

     1. Review and reassess the adequacy of the Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors recommended in accordance with SAS 61 (see item 9).

     Independent Auditors

     5.   The   independent  auditors  are   ultimately
          accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or recommend or approve any discharge of auditors when circumstances warrant.

                     APPENDIX A

     6. Approve the audit engagement letter, pre-approve all fees and other significant compensation to be paid to the independent auditors in accordance with the Audit Committee Policy.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. The Independent Auditors shall be required to furnish the Audit Committee, each year, with a written report of all its relationships with the Company.

     8. On an annual basis, the Committee will review and approve the independent auditors audit plan discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Discuss certain matters required to be communicated to the audit committee regarding the critical accounting policies with management and the independent auditors. Discuss all material alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management by the independent auditors, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors.

     Internal Audit Department

     11.  Review and approve the plan, changes in plan,
          activities,  organizational  structure,   and
          qualifications of the internal audit department, as needed.

     12. Review and approve the appointment, performance, and replacement of the senior internal audit executive.

     13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     Other Audit Committee Responsibilities

     14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

                     APPENDIX A

     15. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including confidential, anonymous submissions by employees regarding questionable accounting or auditing matters.

     16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission.
          The report should be included in the Company's annual proxy statement.

     17. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.